To The Board Of Directors Of Petrofina S.A.


We consent to incorporation by reference in the registration statement (No. 333-8626) on Form S-8 of PetroFina S.A. of our report dated January 26, 1998, except as to the fourth paragraph of note 1(a), which is as of February 17, 1998, relating to the consolidated balance sheets of Petrofina Delaware, Incorporated and subsidiaries as of December 31, 1997, and 1996, and the related consolidated statements of earnings, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1997.


                                             /s/ KPMG PEAT MARWICK LLP
                                             -------------------------
                                                 KPMG Peat Marwick LLP



Dallas, Texas
July 10, 1998